                                                                    EXHIBIT 99.1
                                                                    ------------

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               BANCORPSOUTH, INC.
                    Proxy for Special Meeting of Shareholders

      The undersigned hereby appoints __________, __________ and __________, or any of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of common stock which the undersigned is entitled to vote at the special meeting of shareholders of BancorpSouth, Inc., to be held in the Board room of BancorpSouth, Inc., One Mississippi Plaza, Tupelo, Mississippi, on ________, ________, 2000, at ___:___ __.m. (Central Time), and at any
adjournment thereof.

      In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

      This proxy is being solicited by the Board of Directors of BancorpSouth, Inc. and will be voted as specified. If not otherwise specified, the above named proxies will vote FOR the approval and adoption of the Agreement and Plan of Merger, dated as of April 16, 2000, and amended as of May 15, 2000, between First United Bancshares, Inc. and BancorpSouth, Inc., providing for the merger of First United Bancshares, Inc. with and into BancorpSouth, Inc., as described in the Joint Proxy Statement/Prospectus dated _________, 2000.

       (Continued, and to be marked, dated and signed on the other side.)

                                                                          -----
                                                   Mark                   | X |
                                                  your vote as            -----
                                                  indicated in
                                                  this example


PROPOSAL 1. To approve and adopt the Agreement and Plan of Merger, dated as of April 16, 2000, and amended as of May 15, 2000, between First United Bancshares, Inc. and BancorpSouth, Inc., providing for the merger of First United Bancshares, Inc. with and into BancorpSouth, Inc., as described in the Joint Proxy Statement/Prospectus dated _____________, 2000.

FOR           AGAINST          ABSTAIN
/ /           / /             / /

IMPORTANT:  Please sign exactly as your        The undersigned instructs that
name or names appear on this proxy             this proxy be voted as marked.
card.  When shares are held by joint
tenants, both should sign.  When               Dated: _________________, 2000
signing as an attorney, executor,
administrator, trustee or guardian,
please give full title as such.  If a
corporation, please sign in full               _________________________________
corporate name by president or other           Signature of Shareholder
authorized officer.  If a partnership,
please sign in partnership name by
general partner or other authorized            _________________________________
person.                                        Signature if held jointly

--------------------------------------------------------------------------------
(arrow)    DETACH PROXY CARD HERE IF YOU ARE NOT VOTING YOUR PROXY BY    (arrow)
                                   TELEPHONE

   VOTE YOUR PROXY             VOTE YOUR           Vote 24 hours a day, 7
    BY TELEPHONE             PROXY BY MAIL              days a week!

    Call Toll-Free using     Return your proxy     Your telephone proxy vote
              a                 card in the        must be received by 4:00
      touch-tone phone.        postage-paid        p.m. (Central Time) on
      1-800-___-____        envelope provided.     _______, _______, 2000, to
                                                   be counted in the final
                                                   tabulation.


                                                  ------------------------------
                                                  ------------------------------
                                                     Your Control Number is:

                                                  ------------------------------
                                                  ------------------------------

 IF YOU HAVE VOTED YOUR PROXY BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD. THE TELEPHONE VOTING FACILITIES WILL CLOSE AT 4:00
               P.M. (CENTRAL TIME) ON _______, 2000.

                                               Sincerely,

                                               /s/ Aubrey B. Patterson

                                               Aubrey B. Patterson
                                               Chairman of the Board and
                                               Chief Executive Officer
                                               BancorpSouth, Inc.